                                                                 EXHIBIT 99.1(d)

                    MERRILL LYNCH GLOBAL UTILITY FUND, INC.

                             ARTICLES OF AMENDMENT

     Merrill Lynch Global Utility Fund, Inc., a Maryland corporation having its principal office in Baltimore Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The First Article of the Corporation's Articles of Incorporation is hereby amended in its entirety to read as follows:

            The name of the corporation is MERRILL LYNCH UTILITIES AND TELECOMMUNICATIONS FUND, INC.

     SECOND: Pursuant to Section 2-605 and 2-607 of the Maryland General Corporation Law, the foregoing amendment to the Articles of Incorporation as hereinabove set forth was approved by a majority of the Corporation's entire board of directors.

     IN WITNESS WHEREOF, Merrill Global Utility Fund, Inc. has caused these presents to be signed in its name on its behalf by one of its Vice Presidents and attested by its Secretary on August 29, 2000.


                                MERRILL LYNCH GLOBAL UTILITY FUND, INC.
                                      By: /s/ Donald C. Burke
                                          --------------------------------
                                      Name: Donald C. Burke
                                      Title: Vice President and Treasurer


Attest: /s/ Ira P. Shapiro
        ----------------------------
        Ira P. Shapiro
        Secretary

        THE UNDERSIGNED, Vice President of Merrill Lynch Global Utility Fund, who executed on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information, and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, under the penalties of perjury.


                                        By: /s/ Donald C. Burke
                                            -------------------------
                                        Name: Donald C. Burke
                                        Title: Vice President and Treasurer